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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by referene in this Registration Statement on Form S-8 of Fogdog, Inc of our report dated April 28, 1999, except for Note 11, which is as of December 6, 1999 relating to the consolidated financial statements, which appear in the Registration Statement on Form S-1 (No. 333-87819).


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
March 14, 2000